NEWS RELEASE

Skystar Bio-Pharmaceutical Reports 27% Growth in Revenue From Continuing Operations in First Quarter
Fiscal Year 2010

Gross Margin of 53%; $0.15 Diluted Earnings Per Share;
Fiscal 2010 Top Line Guidance Increased to $45.5 Million to $47.5 Million

XI’AN, CHINA – May 18, 2010 -- - Skystar Bio-Pharmaceutical Company (NASDAQ:SKBI) ("Skystar" or the "Company"), a China-based manufacturer and distributor of veterinary medicines, vaccines, micro-organisms and feed additives, today reported unaudited first quarter fiscal year 2010 earnings, for the period ended March 31, 2010.

First Quarter 2009 Highlights
•	Revenue increases 27% YoY to $4.9 million
•	Veterinary vaccines totaled $0.2 million, up 58% YoY
•	Veterinary medicines totaled $3.2 million, up 23% YoY
•	Feed additives totaled $0.2 million, up 29% YoY
•	Micro-organism products totaled $1.2 million, up 35% YoY
•	Gross margin of 53% for the first three months of fiscal 2010 and compared to 49% for the three months ended March 31, 2009
•	GAAP net income $1.1 million or $0.15 per fully diluted, compared with $1.1 million or $0.29 per fully diluted share in the year ago period
•	Fiscal 2010 top line revenue guidance range increased to $45.5 million to $47.5 million

Mr. Weibing Lu, Skystar Bio-Pharmaceutical’s chairman and chief executive officer, commented, “We are pleased to have delivered such a strong start to the fiscal 2010 year with a 27% increase in revenue as compared to the year ago period. Additionally, the Company continues to improve top line growth while generating 53% gross margins in line with the Company’s historical gross margins.  We hope to continue with management’s growth strategy in expanding our footprint in China’s animal husbandry space.

“Across Skystar’s product lines we are seeing material revenue growth as a result of increased sales efforts, demand for our products and increased utilization of the Company’s veterinary medicine facility. Additionally, we are pleased to have Michael H. Lan join Skystar as our full time chief financial officer. We expect that Michael’s internal financial control and operational experience will further aid in strengthening Skystar’s financial accountability to the public.

“On the R&D front, we are proceeding with research & development efforts to expand the Company’s product lines as evidenced by the recently announced product testing of two additional product dosage forms: oral solution and injectable soluble powder specifically formulated for Skystar's veterinary line of medicines. It is Skystar’s goal to launch a comparable number of products in fiscal 2010 as compared to the year prior.

“With regard to Skystar’s construction projects, we expect to complete the construction phase of the new vaccine manufacturing plant in the second fiscal quarter of 2010, whereby GMP testing and certification will commence. Since completing the micro-organism facility in December, 2009, we have moved forward in the period with tooling the facility and quality assurance. The Company expects to begin micro-organism production in the new facility at the end of June, 2010.

“On the acquisition front, as of March 31, 2010, refundable long term prepayments of $12,308,130 represent refundable deposits made to potential acquisition targets, the completion of which are contingent upon the Company successfully negotiating with the target companies,” concluded Mr. Lu.

Financial Summary
Gross profit for first quarter 2010 was $2.6 million, up 37% from first quarter 2009. Gross margin for the period was 53%, in line with historical year over year comparables.

Operating expenses for first quarter 2009 were $0.8 million, or 17% of total revenue, compared with $0.6 million or 17% of total revenue in the year ago period.

Research and development (R&D) costs was $0.04 million, or less than 1% of revenue in first quarter 2010, down from $0.1 million, or 3% of revenue during first quarter 2009. Most of the current research projects are in the later phases of development focusing on applications and documentation without the significant outlays related to the earlier phases of the projects when large scale testing was required.

Selling expenses totaled $0.2 million, or 3% of revenue, for first quarter 2010, compared with $0.2 million, or 6% of revenue, in first quarter 2009. General and administrative expenses were $0.6 million, or 13% of revenue, in first quarter 2010, compared with $0.3 million, or 8% of revenue, in first quarter 2009.

Operating income increased by 41% year over year to $1.7 million in the first quarter of fiscal year 2010, compared with $1.2 million in the same quarter a year ago, and operating margin increased to 36% from 32% in the in the same period a year ago.

Net income for the first quarter of 2010 was $1.1 million, or $0.15 per fully diluted share. This compares to a net income of $1.1 million, or $0.29 per fully diluted share in the same quarter of 2009. Skystar’s adjusted net income for the first quarter of 2010 was $1.4 million, or $0.20 per fully diluted share, compared with $1.0 million, or $0.27 per fully diluted share, in the first quarter of 2009 (See “About Non-GAAP Financial Measures” toward the end of this release.)

As of March 31, 2010, Skystar had approximately $5.9 million in cash and restricted cash, current assets of $27.1 million and current liabilities of $4.3 million.

Fiscal Year 2010 Guidance Revised
Fiscal year 2010 revenue ranges has been revised to $45.5 million to $47.5 million for the full year reflecting partial revenue contribution from two new product dosage forms coming to market. We anticipate an estimated $5 million in additional revenue will be fully recognized in fiscal 2011.

Conference Call & Webcast Information
Skystar will host a conference call at 8:00 a.m. ET on Tuesday, May 18, 2010 to review the Company’s first quarter financial and operational performance. Mr. Weibing Lu, Skystar Bio-Pharmaceutical chairman and chief executive officer, will host the call, which will be webcast live.

The webcast will be made available on the investor relations section of the Skystar corporate website at http://www.skystarbio-pharmaceutical.com. Telephone access to the conference call will also be available in North America by dialing +1 (877) 407-9210 or internationally by dialing +1 (201) 689-8049.

An audio replay of the conference call will be available approximately two hours following the conclusion of the call and for the following 30 day period. To access the replay in North America, dial +1 (877) 660-6853 or, when calling internationally, dial +1 (201) 612-7415, using replay account code # 286 and conference ID # 350967. An archived replay of the conference webcast will also be available on investor relations section of the Skystar corporate website at http://www.skystarbio-pharmaceutical.com.
To be added to the Company's email distribution for future news releases, please send your request to skystar@grayling.com.

About Skystar Bio-Pharmaceutical Company
Skystar is a China-based developer and distributor of veterinary healthcare and medical care products. Skystar has four product lines (veterinary medicines, micro-organisms, vaccines and feed additives) and over 170 products. Skystar has formed strategic sales distribution networks covering 29 provinces throughout China. For additional information, please visit http://www.skystarbio-pharmaceutical.com.

About Non-GAAP Financial Measures

This press release contains non-GAAP financial measures for the change in the fair value of the Company's warrants. The Company believes that these non-GAAP financial measures are useful to investors because they exclude non-cash charges that our management excludes when it internally evaluates the performance of the Company's business and makes operating decisions, including internal budgeting, and performance measurement, because these measures provide a consistent method of comparison to historical periods. Moreover, management believes these non-GAAP measures reflect the essential operating activities of Skystar. Accordingly, management excludes the change in the fair value of the Company's warrants when making operational decisions. The Company believes that providing the non-GAAP measures that management uses to its investors is useful to investors for a number of reasons. The non-GAAP measures provide a consistent basis for investors to understand the Company's financial performance in comparison to historical periods. In addition, it allows investors to evaluate the Company's performance using the same methodology and information as that used by our management. Non-GAAP measures are subject to inherent limitations because they do not include all of the expenses included under GAAP and because they involve the exercise of judgment of which charges are excluded from the non-GAAP financial measure. However, our management compensates for these limitations by providing the relevant disclosure of the items excluded.

Financial Tables Follow

The following table provides the non-GAAP financial measure and the related GAAP measure and provides a reconciliation of the non-GAAP measure to the equivalent GAAP measure.

Adjusted Net income

SKBI- Adjusted Net Income

	March 31, 2010	March 31, 2009

GAAP Net Income	1,096,247	1,064,644
GAAP Basic Earnings Per Share	0.16	0.29
GAAP Diluted Earnings Per Share	0.15	0.29

Additions
Change in fair value of warrants	317,380	(38,328)
Total additions	317,380	(38,328)

Non GAAP Net Income	1,413,627	1,026,316

Non GAAP Basic Earnings Per Share	0.20	0.27
Non GAAP Diluted Earnings Per Share	0.20	0.27

Shares used in computing net income per basic share	7,061,530	3,734,602
Shares used in computing net income per diluted share	7,140,140	3,734,602

Consolidated Statements of Income and Other Comprehensive Income(Unaudited)

	For Three Months Ended March 31,
	2010	2009

REVENUE, NET	$4,869,243	$3,823,566

COST OF REVENUE	2,291,219	1,946,358

GROSS PROFIT	2,578,024	1,877,208

OPERATING EXPENSES:
Research and development	43,995	117,352
Selling expenses	171,134	207,395
General and administrative	619,550	314,695
Total operating expenses	834,679	639,442

INCOME FROM OPERATIONS	1,743,345	1,237,766

OTHER INCOME (EXPENSE):
Other income (expense), net	417	(232)
Interest income (expense), net	(4,816)	302
Change in fair value of warrant liability	(317,380)	38,328
Total other income(expense), net	(321,779)	38,398

INCOME BEFORE PROVISION FOR INCOME TAXES	1,421,566	1,276,164

PROVISION FOR INCOME TAXES	325,319	211,520

NET INCOME	1,096,247	1,064,644

OTHER COMPREHENSIVE LOSS:
Foreign currency translation adjustment	(40,816)	(38,448)

COMPREHENSIVE INCOME	$1,055,431	$1,026,196

EARNINGS PER SHARE:
Basic	$0.16	$0.29
Diluted	$0.15	$0.29

WEIGHTED AVERAGE NUMBER OF COMMON SHARES:
Basic	7,061,530	3,734,602
Diluted	7,140,140	3,734,602

Consolidated Balance Sheets

ASSETS
	March 31,	December 31,
	2010	2009
	Unaudited
CURRENT ASSETS:
Cash	$5,911,415	$11,699,398
Accounts receivable, net of allowance for doubtful accounts of $327,857
and $327,857 as of March 31, 2010 and December 31, 2009, respectively	3,447,078	4,383,187
Inventories	4,996,515	4,074,645
Deposits and prepaid expenses	12,173,047	11,900,314
Other receivables	572,641	490,712
Total current assets	27,100,696	32,548,256

PLANT AND EQUIPMENT, NET	10,415,008	8,829,058

CONSTRUCTION-IN-PROGRESS	9,741,767	9,389,120

OTHER ASSETS:
Long-term prepayments	13,276,071	7,980,307
Intangible assets, net	1,768,771	1,860,172
Total other assets	15,044,842	9,840,479
Total assets	$62,302,313	$60,606,913

LIABILITIES AND CHANGES IN EQUITY

CURRENT LIABILITIES:
Accounts payable	$421,031	$297,567
Other payable and accrued expenses	694,400	917,284
Short-term loans	-	220,050
Short-term loans from shareholders	110,025	110,025
Deposits from customers	1,850,051	1,275,958
Taxes payable	825,082	722,106
Shares to be issued to related parties	329,397	327,374
Due to related parties	106,743	185,024
Total current liabilities	4,336,729	4,055,388

OTHER LIABILITIES:
Deferred government grant	1,100,250	1,100,250
Warrant liability	510,571	1,538,686
Total other liabilities	1,610,821	2,638,936
Total liabilities	5,947,550	6,694,324

COMMITMENTS AND CONTINGENCIES

CHANGES IN EQUITY:
Preferred stock, $0.001 par value, Nil Series "A" shares authorized as of March 31, 2010 and December 31, 2009, 48,000,000 Series "B" shares authorized, Nil Series "B"
shares issued and outstanding as of March 31, 2010 and December 31, 2009
Common stock, $0.001 par value, 40,000,000 shares authorized, 7,097,708 and 6,989,640 shares issued and outstanding as of March 31, 2010 and
December 31, 2009, respectively	7,097	6,989
Paid-in capital	35,966,731	34,580,096
Statutory reserves	3,879,077	3,879,077
Retained earnings	13,671,153	12,574,906
Accumulated other comprehensive income	2,830,705	2,871,521
Total shareholders' equity	56,354,763	53,912,589
Total liabilities and shareholders' equity	$62,302,313	$60,606,913

Consolidated Statement of Cash Flows

Unaudited

	Three months ended March 31,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,096,247	$1,064,644
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation	123,484	112,930
Amortization	91,370	38,519
Common stock issued for services	16,245	15,052
Common stock to be issued to related parties for compensation	27,025
Bad debt expense	-	21,743
Change in fair value of warrant liability	317,380	(38,328)
Change in operating assets and liabilities
Accounts receivable	935,790	(994,017)
Inventories	(921,558)	(2,888,742)
Deposits and prepaid expenses	(272,640)	2,551,310
Other receivables	(81,901)	(9,823)
Accounts payable	123,423	(166,085)
Accrued expenses	(223,979)	(382,703)
Deposits from customers	573,897	(131,448)
Taxes payable	102,941	900,427
Other payables	1,233	39,916
Net cash provided by operating activities	1,908,957	133,395

CASH FLOWS FROM INVESTING ACTIVITIES:

Payments of long-term prepayments	-	(32,233)
Prepayment for potential acquisition	(5,499,375)	-
Loans to third parties	-	(366,275)
Purchases of plant and equipment	(1,451,016)	(73,255)
Payments on construction-in-progress	(404,990)	(242,507)
Net cash used in investing activities	(7,355,381)	(714,270)

CASH FLOWS FROM FINANCING ACTIVITIES:
Decrease (increase) in restricted cash		(200)
Proceeds from short-term loans	-	219,765
Repayment for short-term loans	(219,975)	-
Repayment to shareholders and directors	-	(175,812)
Proceeds from shareholders and directors	-	83,124
Due (from) to related parties	(78,269)	-
Net cash provided by financing activities	(298,244)	126,877

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(43,315)	81,264

INCREASE (DECREASE) IN CASH	(5,787,983)	(372,734)

CASH, beginning	11,699,398	576,409

CASH, ending	$5,911,415	$203,675

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$5,210	$19,079
Cash paid for income taxes	$-	$-
Non-cash investing and financing activities
Long-term prepayment transferred to construction-in-progress	$-	$309,869
Long-term prepayment transferred to property, plant and equipment	439,777
Construction-in-progress transferred to property, plant and equipment	52,463	-
Cashless exercise of warrants	$1,345,496

 Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain of the statements made in the press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should," "project," "plan," "seek," "intend," or "anticipate" or the negative thereof or comparable terminology. Such statements typically involve risks and uncertainties and may include financial projections or information regarding the progress of new product development. Actual results could differ materially from the expectations reflected in such forward-looking statements as a result of a variety of factors, including the risks associated with the effect of changing economic conditions in The People's Republic of China, variations in cash flow, reliance on collaborative retail partners and on new product development, variations in new product development, risks associated with rapid technological change, and the potential of introduced or undetected flaws and defects in products, and other risk factors detailed in reports filed with the Securities and Exchange Commission from time to time.

Contacts:

Skystar Bio-Pharmaceutical Company
Scott Cramer, Director – Director Corporate Development and U.S. Representative
(407) 645-4433

Grayling

Investor Relations
Christopher Chu
(646) 284-9426
christopher.chu@grayling.com